Exhibit 99.1

For Immediate Release:	July 16, 2019

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC. ANNOUNCES
SECOND QUARTER RESULTS AND QUARTERLY DIVIDEND

HARTFORD, Conn., July 16, 2019 – United Financial Bancorp, Inc. ("United Financial" or the "Company") (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank"), announced results for the quarter ended June 30, 2019.

The Company reported a net loss of $3.2 million, or $0.06 per diluted share, for the quarter ended June 30, 2019, compared to net income for the quarter ended March 31, 2019 ("linked quarter") of $12.7 million, or $0.25 per diluted share. The net loss for the current quarter was primarily due to an impairment charge recorded on the Company's investments in D.C. Solar LLCs of $6.3 million (after tax) and the related establishment of an additional tax reserve of $8.7 million during the three months ended June 30, 2019. The Company reported net income of $15.6 million, or $0.31 per diluted share, for the quarter ended June 30, 2018.

On July 15, 2019, United Financial and People's United Financial, Inc. announced the signing of a definitive agreement and plan of merger pursuant to which United Financial will merge with and into People's United Financial, Inc., with People's United Financial, Inc. surviving the merger, in an all stock transaction valued at approximately $759.0 million as of July 15, 2019. Subject to the satisfaction or waiver of customary closing conditions, including the approval of the merger agreement by United Financial shareholders and the receipt of required regulatory approvals, United Financial and People's United Financial, Inc. expect that the merger will be completed during the fourth quarter of 2019.

Balance Sheet

Assets totaled $7.34 billion at both June 30, 2019 and March 31, 2019. At June 30, 2019, total available for sale securities were $840.5 million, representing a decrease of $8.0 million, or 0.9%, from the linked quarter. The overall decrease was primarily due to sales of lower yielding, higher risk weighted securities, offset by purchases of various mortgage-backed securities and corporate bonds. At June 30, 2019, total loans were $5.76 billion, representing an increase of $23.6 million, or 0.4%, from the linked quarter. Changes to loan balances during the second quarter of 2019 were highlighted by a $39.0 million, or 2.0%, increase in investor non-owner occupied commercial real estate loans, a $20.3 million, or 4.6%, increase in owner-occupied commercial real estate loans and a $13.6 million, or 3.2%, increase in other consumer loans. Slightly offsetting the increased loan balances above were a $16.2 million, or 1.2%, decrease in residential real estate loans, a $14.6 million, or 15.4%, decrease in commercial construction loans, a $9.7 million, or 1.1%, decrease in commercial business

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loans, a $7.7 million, or 1.3%, decrease in home equity loans and a $1.1 million, or 7.9%, decrease in residential construction loans from the linked quarter. Loans held for sale increased $22.6 million, or 140.0%, from the linked quarter due to a change in pipeline delivery terms. Total cash and cash equivalents decreased $40.4 million, or 26.1%, from the linked quarter as the Company utilized excess cash to pay off maturing Federal Home Loan Bank advances.

Deposits totaled $5.73 billion at June 30, 2019 and increased by $62.3 million, or 1.1%, from $5.66 billion at March 31, 2019. Increases in deposit balances during the second quarter of 2019 were primarily due to a $66.0 million, or 8.5%, increase in non-interest bearing checking deposits and a $40.6 million, or 2.5%, increase in money market account balances, largely due to seasonal inflows that are typical of commercial DDA accounts in the second quarter. Offsetting these increases was a $22.9 million, or 2.5%, decrease in NOW checking account balances, a $12.4 million, or 2.5%, decrease in regular savings accounts and a $9.3 million, or 0.5%, decrease in certificates of deposit balances.

Total Federal Home Loan Bank advances decreased by $85.2 million, or 11.6%, over the linked quarter as the Company utilized excess cash generated from proceeds from sales of investment securities to pay off maturing advances as noted above.

Investment in D.C. Solar Tax-Advantaged Funds

The Company continues to monitor developments in its investments in Solar Eclipse Investment Fund X, LLC, Solar Eclipse Investment Fund XV, LLC, and Solar Eclipse Investment Fund XXII, LLC ("LLC investments"), all of which are borrowers of and lessees to D.C. Solar Solutions, Inc. and D.C. Solar Distribution, Inc., respectively. In late January and early February, 2019, D.C Solar Solutions, Inc., D.C. Solar Distribution, Inc. and several affiliated companies filed for Chapter 11 bankruptcy. On March 22, 2019, all cases were converted to cases under Chapter 7 of the Bankruptcy Code.

During the three months ended June 30, 2019, the Company recorded an impairment charge to the investment in the LLCs of $6.3 million (after tax) and an additional tax reserve of $8.7 million to reflect the loss and the associated uncertain tax positions. The net impact to net income for the three months ended June 30, 2019 was $15.0 million. At this time, no additional measurable loss has been identified, but the Company believes an additional loss is more likely than not. Given the facts and circumstances that we are aware of at the time of the filing of this release, the Company does not believe a full loss or total tax benefit reversal to be likely.

Net Interest Income

Net interest income increased by $73,000, or 0.2%, on a linked quarter basis, to $47.0 million, primarily attributable to an increase in interest and dividend income of $191,000, or 0.3%, to $73.4 million being partially offset by an increase in interest expense of $118,000, or 0.4%, to $26.4 million. Average interest-earning assets decreased by $77.4 million, or 1.1%, on a linked quarter basis, primarily due to a decrease in average investment balances, which decreased by $120.1 million, or 12.4%, as the result of a deleveraging strategy executed at the end of March. This decrease was offset by average loan balance growth, which was driven by a $28.5 million, or 3.2%, increase in average commercial business loans, a $20.4 million, or 0.9%, increase in average commercial real estate loans and a $15.9 million, or 3.8%, increase in average other consumer loans. Slightly offsetting the increases was a $29.3 million, or 2.1%, decrease in average residential real estate loans, a $6.1 million, or 1.1%, decrease in average home equity loans and a $5.4 million, or 4.9%, decrease in average construction loans.

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Interest expense increased by $118,000, or 0.4%, to $26.4 million during the second quarter of 2019, from $26.3 million in the linked quarter. Average interest-bearing deposit balances decreased by $39.5 million, or 0.8%, on a linked quarter basis, primarily driven by a $50.4 million, or 2.0%, decrease in average NOW and money market account balances, slightly offset by a $6.9 million, or 0.4%, increase in average certificates of deposit and a $4.0 million, or 0.8%, increase in average savings account balances. Average non-interest bearing deposits increased by $51.2 million, or 6.9%, as compared to the linked quarter. Average Federal Home Loan Bank advances decreased by $106.8 million, or 13.3%.

The tax-equivalent net interest margin increased by 1 basis point to 2.82% in the second quarter of 2019, from 2.81% in the linked period. The increase in the tax-equivalent net interest margin was driven by a 2 basis point increase in the yield of interest-earning assets slightly offset by a 3 basis point increase in the cost of interest-bearing liabilities. The interest-earning asset yield improvement was largely driven by an 18 basis point increase in the yield on commercial business loans, a 6 basis point increase in the yield on construction loans and a 6 basis point increase in the yield on other consumer loans. These increases were offset by a 7 basis point decrease in the yield on home equity loans, a 6 basis point decrease in the yield on commercial real estate loans and a 2 basis point decrease in the yield on residential real estate loans. In addition, there was a 3 basis point increase in the yield of the investment portfolio. The total cost of funds increased by 3 basis points to 1.64% in the second quarter of 2019 driven by a 5 basis point increase in the cost of interest-bearing deposits and a 7 basis point increase in the cost of Federal Home Loan Bank advances.

Provision for Loan Losses

The provision for loan losses totaled $2.5 million for the quarter ended June 30, 2019 as compared to $2.0 million for the linked quarter. Net charge-offs for the quarter ended June 30, 2019 totaled $1.3 million, or 0.09%, as a percentage of average loans outstanding, as compared to $1.6 million, or 0.11%, as a percentage of average loans for the quarter ended March 31, 2019. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local and national economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income decreased by $8.1 million, or 90.6%, to $840,000 for the quarter ended June 30, 2019 from $9.0 million in the linked quarter. The decrease in the second quarter's non-interest income was driven primarily by a change of $7.3 million in net loss on limited partnership investments as compared to the linked quarter, due mainly to the $7.8 million impairment charge on the D.C. Solar LLC investments discussed above, a $1.0 million, or 169.4%, decrease in income from mortgage banking activities, a decrease of $600,000, or 81.4%, in net gain from sales of securities and a decrease of $425,000, or 21.8%, in bank-owned life insurance income as compared to the linked quarter. These decreases were slightly offset by an increase of $1.4 million, or 21.9%, in service charges and fee income primarily resulting from higher swap fee income as compared to the linked quarter.

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Non-Interest Expense

Non-interest expense for the quarter ended June 30, 2019 totaled $39.5 million and increased by $270,000, or 0.7%, from the linked quarter. The increase in non-interest expense during the quarter was driven by a $1.1 million, or 86.70%, increase in professional fees largely due to legal expenses pertaining to the proposed acquisition by People's United Financial, Inc. and D.C. Solar, offset by a $279,000, or 1.3%, decrease in salaries and employee benefits expense and a $429,000, or 7.7%, decrease in occupancy and equipment expense as compared to the linked quarter.

Provision for Income Taxes
The provision for income taxes was $9.2 million for the quarter ended June 30, 2019 as compared to $2 million in the linked quarter. The effective tax rate was 154.9% at June 30, 2019 as compared to 13.8% at March 31, 2019. The effective tax rate is higher compared to the linked quarter due to the recognition of uncertain tax positions of $8.7 million associated with D.C. Solar as discussed above.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets increasing by $1.4 million to $32.0 million at June 30, 2019 from $30.6 million at March 31, 2019. The ratio of non-performing assets to total assets for the quarter ended June 30, 2019 was 0.44%, as compared to 0.42% in the linked quarter.

Capital

The Company reported Tangible Common Equity ("TCE") of $598.1 million, or 8.2% of average assets, for the quarter ended June 30, 2019. Tangible book value per share decreased to $11.71 at June 30, 2019 from $11.78 at March 31, 2019. The decrease was primarily driven by the impact of the Company's net loss of $3.2 million and the cash dividend payment to shareholders of $0.12 per share during the quarter, offset by an increase in accumulated other comprehensive income as a result of an increase in the market value of the Company’s investment portfolio as compared to the previous quarter. Book value per share at June 30, 2019 was $14.09, as compared to $14.17 in the linked quarter.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on July 26, 2019 and payable on August 7, 2019. This dividend equates to a 3.51% annualized yield based on the $13.68 average closing price of the Company’s common stock in the second quarter of 2019. The Company has paid dividends for 53 consecutive quarters.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, small business, wealth management and consumer banking products and services to customers throughout Connecticut, Massachusetts and Rhode Island. United Bank is a financially strong, leading New England bank headquartered in Hartford, Connecticut with more than 50 branches in three states. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At June 30, 2019, the Company had $7.34 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit

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www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-10 through F-12 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

Forward Looking Statements

This press release contains certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events, such as the anticipated effect of the Company's LLC investments, and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include the outcome of the D.C. Solar bankruptcy, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Interest and dividend income:	(In thousands, except share data)
Loans	$65,650	$57,958	$130,414	$112,738
Securities-taxable interest	6,117	5,969	12,592	11,467
Securities-non-taxable interest	644	2,354	1,738	4,783
Securities-dividends	653	736	1,309	1,373
Interest-bearing deposits	341	113	566	263
Total interest and dividend income	73,405	67,130	146,619	130,624
Interest expense:
Deposits	20,564	12,864	40,495	23,891
Borrowed funds	5,831	6,085	12,177	12,009
Total interest expense	26,395	18,949	52,672	35,900
Net interest income	47,010	48,181	93,947	94,724
Provision for loan losses	2,472	2,350	4,515	4,289
Net interest income after provision for loan losses	44,538	45,831	89,432	90,435
Non-interest income:
Service charges and fees	7,538	6,542	13,723	12,701
Net gain from sales of securities	137	62	874	178
(Loss) income from mortgage banking activities	(410)	846	181	2,575
Bank-owned life insurance income	1,521	1,671	3,467	3,317
Net loss on limited partnership investments	(7,898)	(960)	(8,501)	(1,550)
Other (loss) income	(48)	199	76	428
Total non-interest income	840	8,360	9,820	17,649
Non-interest expense:
Salaries and employee benefits	21,923	22,113	44,125	43,311
Service bureau fees	2,198	2,165	4,235	4,383
Occupancy and equipment	5,111	4,668	10,651	9,617
Professional fees	2,414	1,105	3,707	2,269
Marketing and promotions	782	1,189	1,640	1,874
FDIC insurance assessments	769	735	1,428	1,474
Core deposit intangible amortization	388	305	808	642
Other	5,872	6,090	12,050	11,536
Total non-interest expense	39,457	38,370	78,644	75,106
Income before income taxes	5,921	15,821	20,608	32,978
Provision for income taxes	9,169	175	11,199	1,545
Net (loss) income	$(3,248)	$15,646	$9,409	$31,433

Net (loss) income per share:
Basic	$(0.06)	$0.31	$0.19	$0.62
Diluted	$(0.06)	$0.31	$0.19	$0.62
Weighted-average shares outstanding:
Basic	50,620,236	50,504,273	50,617,661	50,489,689
Diluted	50,620,236	50,974,283	50,763,678	50,985,520

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Interest and dividend income:	(In thousands, except share data)
Loans	$65,650	$64,764	$63,227	$61,061	$57,958
Securities-taxable interest	6,117	6,475	5,705	5,822	5,969
Securities-non-taxable interest	644	1,094	2,339	2,347	2,354
Securities-dividends	653	656	702	748	736
Interest-bearing deposits	341	225	250	213	113
Total interest and dividend income	73,405	73,214	72,223	70,191	67,130
Interest expense:
Deposits	20,564	19,931	18,183	15,767	12,864
Borrowed funds	5,831	6,346	5,678	5,995	6,085
Total interest expense	26,395	26,277	23,861	21,762	18,949
Net interest income	47,010	46,937	48,362	48,429	48,181
Provision for loan losses	2,472	2,043	2,618	2,007	2,350
Net interest income after provision for loan losses	44,538	44,894	45,744	46,422	45,831
Non-interest income:
Service charges and fees	7,538	6,185	7,447	6,623	6,542
Net gain (loss) from sales of securities	137	737	25	(58)	62
(Loss) income from mortgage banking activities	(410)	591	698	1,486	846
Bank-owned life insurance income	1,521	1,946	1,517	1,460	1,671
Net loss on limited partnership investments	(7,898)	(603)	(405)	(221)	(960)
Other (loss) income	(48)	124	211	265	199
Total non-interest income	840	8,980	9,493	9,555	8,360
Non-interest expense:
Salaries and employee benefits	21,923	22,202	25,341	22,643	22,113
Service bureau fees	2,198	2,037	2,309	2,209	2,165
Occupancy and equipment	5,111	5,540	6,384	4,487	4,668
Professional fees	2,414	1,293	1,136	1,013	1,105
Marketing and promotions	782	858	1,108	1,119	1,189
FDIC insurance assessments	769	659	611	655	735
Core deposit intangible amortization	388	420	420	288	305
Other	5,872	6,178	6,409	6,529	6,090
Total non-interest expense	39,457	39,187	43,718	38,943	38,370
Income before income taxes	5,921	14,687	11,519	17,034	15,821
Provision (benefit) for income taxes	9,169	2,030	(646)	726	175
Net (loss) income	$(3,248)	$12,657	$12,165	$16,308	$15,646

Net (loss) income per share:
Basic	$(0.06)	$0.25	$0.24	$0.32	$0.31
Diluted	$(0.06)	$0.25	$0.24	$0.32	$0.31
Weighted-average shares outstanding:
Basic	50,620,236	50,615,059	50,613,498	50,624,832	50,504,273
Diluted	50,620,236	50,907,092	50,970,000	51,104,776	50,974,283

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$67,939	$50,823	$36,434	$48,786	$62,188
Short-term investments	46,807	104,350	61,530	29,809	46,987
Total cash and cash equivalents	114,746	155,173	97,964	78,595	109,175
Available for sale securities – At fair value	840,500	848,541	973,347	972,035	1,006,135
Loans held for sale	38,809	16,172	78,788	86,948	85,458
Loans:
Commercial real estate loans:
Owner-occupied	459,648	439,366	443,398	434,906	418,338
Investor non-owner occupied	1,971,103	1,932,137	1,911,070	1,888,848	1,927,960
Construction	80,063	94,649	87,493	78,235	82,883
Total commercial real estate loans	2,510,814	2,466,152	2,441,961	2,401,989	2,429,181
Commercial business loans	910,473	920,165	886,770	861,030	841,142
Consumer loans:
Residential real estate	1,306,208	1,322,423	1,313,373	1,283,126	1,252,001
Home equity	575,683	583,368	583,454	579,907	588,638
Residential construction	12,542	13,620	20,632	32,750	32,063
Other consumer	439,413	425,854	410,249	369,781	332,402
Total consumer loans	2,333,846	2,345,265	2,327,708	2,265,564	2,205,104
Total loans	5,755,133	5,731,582	5,656,439	5,528,583	5,475,427
Net deferred loan costs and premiums	17,965	17,901	17,786	16,603	15,502
Allowance for loan losses	(53,206)	(52,041)	(51,636)	(49,909)	(49,163)
Loans receivable - net	5,719,892	5,697,442	5,622,589	5,495,277	5,441,766
Federal Home Loan Bank of Boston stock, at cost	34,335	37,702	41,407	42,032	46,734
Accrued interest receivable	24,938	25,061	24,823	25,485	23,209
Deferred tax asset, net	27,366	27,600	32,706	31,473	30,190
Premises and equipment, net	62,304	63,863	68,657	67,612	67,614
Operating lease right-of-use assets	43,171	44,377	—	—	—
Financing lease right-of-use assets	4,266	4,356	—	—	—
Goodwill	116,709	116,727	116,769	115,281	115,281
Core deposit intangible asset	5,219	5,607	6,027	3,561	3,849
Cash surrender value of bank-owned life insurance	195,993	194,496	193,429	181,928	180,490
Other assets	107,707	102,823	100,368	107,271	98,695
Total assets	$7,335,955	$7,339,940	$7,356,874	$7,207,498	$7,208,596

F - 3

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$843,926	$777,969	$799,785	$759,210	$770,982
Interest-bearing	4,882,622	4,886,283	4,870,814	4,741,153	4,622,394
Total deposits	5,726,548	5,664,252	5,670,599	5,500,363	5,393,376
Mortgagors’ and investor escrow accounts	14,541	11,510	4,685	9,597	14,526
Federal Home Loan Bank advances and other borrowings	741,989	826,668	899,626	926,592	1,041,896
Operating lease liabilities	55,197	56,265	—	—	—
Financing lease liabilities	4,518	4,585	—	—	—
Accrued expenses and other liabilities	73,140	52,562	69,446	61,128	56,921
Total liabilities	6,615,933	6,615,842	6,644,356	6,497,680	6,506,719
Total stockholders’ equity	720,022	724,098	712,518	709,818	701,877
Total liabilities and stockholders’ equity	$7,335,955	$7,339,940	$7,356,874	$7,207,498	$7,208,596

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Share Data:
Basic net (loss) income per share	$(0.06)	$0.25	$0.24	$0.32	$0.31
Diluted net (loss) income per share	(0.06)	0.25	0.24	0.32	0.31
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.71	$11.78	$11.54	$11.55	$11.40
Key Statistics:
Total revenue	$47,850	$55,917	$57,855	$57,984	$56,541
Total non-interest expense	39,457	39,187	43,718	38,943	38,370
Average earning assets	6,706,237	6,783,604	6,708,701	6,671,424	6,584,938
Key Ratios:
(Loss) return on average assets (annualized)	(0.18%)	0.69%	0.67%	0.91%	0.88%
(Loss) return on average equity (annualized)	(1.79%)	7.13%	6.89%	9.26%	9.00%
Tax-equivalent net interest margin (annualized)	2.82%	2.81%	2.90%	2.92%	2.97%
Non-interest expense to average assets (annualized)	2.16%	2.13%	2.41%	2.17%	2.16%
Cost of funds (annualized) (1)	1.64%	1.61%	1.48%	1.36%	1.20%
Total revenue growth rate	(14.43%)	(3.35%)	(0.22%)	2.55%	1.27%
Total revenue growth rate (annualized)	(57.71%)	(13.40%)	(0.89%)	10.21%	5.08%
Average earning asset growth rate	(1.14%)	1.12%	0.56%	1.31%	0.26%
Average earning asset growth rate (annualized)	(4.56%)	4.47%	2.24%	5.25%	1.02%
Residential Mortgage Production:
Dollar volume (total)	$46,549	$31,882	$128,209	$143,673	$140,409
Mortgages originated for purchases	24,409	21,434	101,266	111,555	110,351
Loans sold	22,352	89,980	108,663	99,372	99,637
(Loss) income from mortgage banking activities	(410)	591	698	1,486	846
Non-performing Assets:
Residential real estate	$12,893	$13,742	$13,217	$11,949	$11,221
Home equity	5,051	4,577	4,735	4,005	4,607
Investor-owned commercial real estate	2,357	739	1,131	1,525	2,400
Owner-occupied commercial real estate	1,989	1,830	2,450	1,202	2,176
Construction	137	171	199	243	250
Commercial business	1,666	1,627	944	985	1,196
Other consumer	657	1,034	1,030	597	237
Non-accrual loans	24,750	23,720	23,706	20,506	22,087
Troubled debt restructured – non-accruing	5,820	5,479	6,971	6,706	7,330
Total non-performing loans	30,570	29,199	30,677	27,212	29,417
Other real estate owned	1,455	1,429	1,389	1,808	1,855
Total non-performing assets	$32,025	$30,628	$32,066	$29,020	$31,272
Non-performing loans to total loans	0.53%	0.51%	0.54%	0.49%	0.54%
Non-performing assets to total assets	0.44%	0.42%	0.44%	0.40%	0.43%
Allowance for loan losses to non-performing loans	174.05%	178.23%	168.32%	183.41%	167.12%
Allowance for loan losses to total loans	0.92%	0.91%	0.91%	0.90%	0.90%
Non-GAAP Ratios: (2)
Efficiency ratio	69.99%	69.67%	69.18%	65.61%	65.18%
(Loss) return on average tangible common equity (annualized)	(1.94%)	8.85%	8.55%	11.30%	11.03%
Pre-provision net revenue to average assets	0.92%	0.92%	1.00%	1.12%	1.14%

(1)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest-bearing deposits and interest-bearing liabilities.

(2)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance. Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on pages F-11 and F-12.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,351,571	$12,520	3.71%	$1,338,021	$12,020	3.60%
Commercial real estate	2,379,330	27,503	4.57	2,306,896	24,762	4.25
Construction	105,801	1,387	5.19	114,987	1,331	4.58
Commercial business	916,928	11,487	4.96	816,102	9,139	4.43
Home equity	576,046	7,771	5.41	588,080	7,058	4.81
Other consumer	433,971	5,496	5.08	322,103	4,062	5.06
Investment securities	846,711	6,921	3.26	1,019,491	8,998	3.53
Federal Home Loan Bank stock	35,513	620	6.98	49,136	703	5.72
Other earning assets	60,366	344	2.29	30,122	116	1.55
Total interest-earning assets	6,706,237	74,049	4.39	6,584,938	68,189	4.12
Allowance for loan losses	(52,680)			(48,624)
Non-interest-earning assets	636,544			555,407
Total assets	$7,290,101			$7,091,721
Interest-bearing liabilities:
NOW and money market	$2,517,212	$10,267	1.64%	$2,256,323	$6,163	1.10%
Savings	504,186	81	0.06	517,910	77	0.06
Certificates of deposit	1,830,763	10,215	2.24	1,749,097	6,624	1.52
Total interest-bearing deposits	4,852,161	20,563	1.70	4,523,330	12,864	1.14
Federal Home Loan Bank advances	694,082	4,542	2.59	959,248	4,692	1.94
Other borrowings	87,875	1,290	5.81	112,112	1,393	4.91
Total interest-bearing liabilities	5,634,118	26,395	1.87	5,594,690	18,949	1.35
Non-interest-bearing deposits	796,504			738,484
Other liabilities	134,924			63,246
Total liabilities	6,565,546			6,396,420
Stockholders’ equity	724,555			695,301
Total liabilities and stockholders’ equity	$7,290,101			$7,091,721
Net interest-earning assets	$1,072,119			$990,248
Tax-equivalent net interest income		47,654			49,240
Tax-equivalent net interest rate spread (1)			2.52%			2.77%
Tax-equivalent net interest margin (2)			2.82%			2.97%
Average interest-earning assets to average interest-bearing liabilities			119.03%			117.70%
Less tax-equivalent adjustment		644			1,059
Net interest income		$47,010			$48,181

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2019			March 31, 2019
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,351,571	$12,520	3.71%	$1,380,829	$12,886	3.73%
Commercial real estate	2,379,330	27,503	4.57	2,358,955	27,302	4.63
Construction	105,801	1,387	5.19	111,198	1,426	5.13
Commercial business	916,928	11,487	4.96	888,436	10,612	4.78
Home equity	576,046	7,771	5.41	582,180	7,874	5.48
Other consumer	433,971	5,496	5.08	418,053	5,174	5.02
Investment securities	846,711	6,921	3.26	966,841	7,819	3.23
Federal Home Loan Bank stock	35,513	620	6.98	40,475	628	6.21
Other earning assets	60,366	344	2.29	36,637	229	2.53
Total interest-earning assets	6,706,237	74,049	4.39	6,783,604	73,950	4.37
Allowance for loan losses	(52,680)			(52,089)
Non-interest-earning assets	636,544			639,923
Total assets	$7,290,101			$7,371,438
Interest-bearing liabilities:
NOW and money market	$2,517,212	$10,267	1.64%	$2,567,634	$10,309	1.63%
Savings	504,186	81	0.06	500,167	75	0.06
Certificates of deposit	1,830,763	10,215	2.24	1,823,867	9,547	2.12
Total interest-bearing deposits	4,852,161	20,563	1.70	4,891,668	19,931	1.65
Federal Home Loan Bank advances	694,082	4,542	2.59	800,862	5,045	2.52
Other borrowings	87,875	1,290	5.81	88,757	1,301	5.86
Total interest-bearing liabilities	5,634,118	26,395	1.87	5,781,287	26,277	1.84
Non-interest-bearing deposits	796,504			745,259
Other liabilities	134,924			134,987
Total liabilities	6,565,546			6,661,533
Stockholders’ equity	724,555			709,905
Total liabilities and stockholders’ equity	$7,290,101			$7,371,438
Net interest-earning assets	$1,072,119			$1,002,317
Tax-equivalent net interest income		47,654			47,673
Tax-equivalent net interest rate spread (1)			2.52%			2.53%
Tax-equivalent net interest margin (2)			2.82%			2.81%
Average interest-earning assets to average interest-bearing liabilities			119.03%			117.34%
Less tax-equivalent adjustment		644			736
Net interest income		$47,010			$46,937

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,366,119	$25,406	3.72%	$1,326,185	$23,526	3.56%
Commercial real estate	2,369,199	54,804	4.60	2,294,451	48,419	4.20
Construction	108,484	2,813	5.16	117,199	2,656	4.51
Commercial business	902,761	22,099	4.87	829,382	17,521	4.20
Home equity	579,096	15,645	5.45	583,454	13,585	4.69
Other consumer	426,056	10,670	5.05	311,032	7,862	5.10
Investment securities	906,444	14,740	3.25	1,030,404	17,618	3.42
Federal Home Loan Bank stock	37,980	1,248	6.57	50,291	1,309	5.21
Other earning assets	48,567	573	2.38	34,202	270	1.59
Total interest-earning assets	6,744,706	147,998	4.38	6,576,600	132,766	4.03
Allowance for loan losses	(52,386)			(48,205)
Non-interest-earning assets	638,225			554,873
Total assets	$7,330,545			$7,083,268
Interest-bearing liabilities:
NOW and money market	$2,542,284	$20,577	1.63%	$2,201,937	$11,055	1.01%
Savings	502,187	156	0.06	514,426	150	0.06
Certificates of deposit	1,827,334	19,762	2.18	1,772,754	12,686	1.44
Total interest-bearing deposits	4,871,805	40,495	1.68	4,489,117	23,891	1.07
Federal Home Loan Bank advances	747,177	9,586	2.55	996,360	9,238	1.84
Other borrowings	88,314	2,591	5.84	115,043	2,771	4.79
Total interest-bearing liabilities	5,707,296	52,672	1.86	5,600,520	35,900	1.29
Non-interest-bearing deposits	771,023			725,993
Other liabilities	134,955			63,919
Total liabilities	6,613,274			6,390,432
Stockholders’ equity	717,271			692,836
Total liabilities and stockholders’ equity	$7,330,545			$7,083,268
Net interest-earning assets	$1,037,410			$976,080
Tax-equivalent net interest income		95,326			96,866
Tax-equivalent net interest rate spread (1)			2.52%			2.74%
Tax-equivalent net interest margin (2)			2.81%			2.94%
Average interest-earning assets to average interest-bearing liabilities			118.18%			117.43%
Less tax-equivalent adjustment		1,379			2,142
Net interest income		$93,947			$94,724

(1) Tax-equivalent net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-10 through F-12 in the following press release tables:

F - 9

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(Dollars in thousands)
Net (Loss) Income (GAAP)	$(3,248)	$12,657	$12,165	$16,308	$15,646
Non-GAAP adjustments:
Non-interest income	(137)	(1,158)	(25)	58	(271)
Non-interest expense	—	—	2,677	(129)	215
Income tax benefit related to tax reform	—	—	(1,717)	—	—
Related income tax expense (benefit)	29	155	(557)	15	(93)
Net adjustment	(108)	(1,003)	378	(56)	(149)
Total net (loss) income (non-GAAP)	$(3,356)	$11,654	$12,543	$16,252	$15,497

Non-interest income (GAAP)	$840	$8,980	$9,493	$9,555	$8,360
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(137)	(737)	(25)	58	(62)
BOLI claim benefit	—	(421)	—	—	(209)
Net adjustment	(137)	(1,158)	(25)	58	(271)
Total non-interest income (non-GAAP)	703	7,822	9,468	9,613	8,089
Total net interest income	47,010	46,937	48,362	48,429	48,181
Total revenue (non-GAAP)	$47,713	$54,759	$57,830	$58,042	$56,270

Non-interest expense (GAAP)	$39,457	$39,187	$43,718	$38,943	$38,370
Non-GAAP adjustments:
Lease exit/disposal cost obligation	—	—	(466)	129	(215)
Effect of position eliminations	—	—	(2,211)	—	—
Net adjustment	—	—	(2,677)	129	(215)
Total non-interest expense (non-GAAP)	$39,457	$39,187	$41,041	$39,072	$38,155

Total loans	$5,755,133	$5,731,582	$5,656,439	$5,528,583	$5,475,427
Non-covered loans (1)	(618,176)	(658,455)	(675,112)	(708,621)	(729,947)
Total covered loans	$5,136,957	$5,073,127	$4,981,327	$4,819,962	$4,745,480
Allowance for loan losses	$53,206	$52,041	$51,636	$49,909	$49,163
Allowance for loan losses to total loans	0.92%	0.91%	0.91%	0.90%	0.90%
Allowance for loan losses to total covered loans	1.04%	1.03%	1.04%	1.04%	1.04%
(1) Represents acquired loans that were recorded at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Efficiency Ratio:
Non-Interest Expense (GAAP)	$39,457	$39,187	$43,718	$38,943	$38,370
Non-GAAP adjustments:
Other real estate owned expense	(83)	(105)	(108)	(256)	(163)
Lease exit/disposal cost obligation	—	—	(466)	129	(215)
Effect of position eliminations	—	—	(2,211)	—	—
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$39,374	$39,082	$40,933	$38,816	$37,992

Net Interest Income (GAAP)	$47,010	$46,937	$48,362	$48,429	$48,181
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	644	736	938	895	1,059

Non-Interest Income (GAAP)	840	8,980	9,493	9,555	8,360
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(137)	(737)	(25)	58	(62)
Net loss on limited partnership investments	7,898	603	405	221	960
BOLI claim benefit	—	(421)	—	—	(209)
Total Revenue for Efficiency Ratio (non-GAAP)	$56,255	$56,098	$59,173	$59,158	$58,289

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	69.99%	69.67%	69.18%	65.61%	65.18%

F - 11

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest Income (GAAP)	$47,010	$46,937	$48,362	$48,429	$48,181
Non-GAAP adjustments:
Tax-equivalent adjustment for tax-exempt loans and investment securities	644	736	938	895	1,059
Total tax-equivalent net interest income (A)	$47,654	$47,673	$49,300	$49,324	$49,240

Non-Interest Income (GAAP)	840	8,980	9,493	9,555	8,360
Non-GAAP adjustments:
Net (gain) loss on sales of securities	(137)	(737)	(25)	58	(62)
Net loss on limited partnership investments	7,898	603	405	221	960
BOLI claim benefit	—	(421)	—	—	(209)
Non-Interest Income for PPNR (non-GAAP) (B)	$8,601	$8,425	$9,873	$9,834	$9,049

Non-Interest Expense (GAAP)	$39,457	$39,187	$43,718	$38,943	$38,370
Non-GAAP adjustments:
Lease exit/disposal cost obligation	—	—	(466)	129	(215)
Effect of position eliminations	—	—	(2,211)	—	—
Non-Interest Expense for PPNR (non-GAAP) (C)	$39,457	$39,187	$41,041	$39,072	$38,155

Total PPNR (non-GAAP) (A + B - C) :	$16,798	$16,911	$18,132	$20,086	$20,134
Average Assets	7,290,101	7,371,438	7,244,396	7,191,072	7,091,721
PPNR to Average Assets (Annualized)	0.92%	0.92%	1.00%	1.12%	1.14%

Return on Average Tangible Common Equity (Annualized):
Net (Loss) Income (GAAP)	$(3,248)	$12,657	$12,165	$16,308	$15,646
Non-GAAP adjustments:
Intangible assets amortization, tax effected at 21%	307	332	332	228	241
Net (Loss) Income excluding intangible assets amortization, tax effected at 21%	$(2,941)	$12,989	$12,497	$16,536	$15,887
Average stockholders' equity (non-GAAP)	$724,555	$709,905	$706,124	$704,306	$695,301
Average goodwill & other intangible assets (non-GAAP)	119,287	122,597	121,614	119,009	119,288
Average tangible common stockholders' equity (non-GAAP)	$605,268	$587,308	$584,510	$585,297	$576,013
(Loss) Return on Average Tangible Common Equity (non-GAAP)	(1.94)%	8.85%	8.55%	11.30%	11.03%

F - 12